                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             CONNETICS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  [CONNECTICS]

Dear Fellow Stockholders:

     Please join me at the 2001 Annual Meeting of Stockholders of Connetics Corporation, which will be held on THURSDAY, MAY 17, 2001, at 9:00 a.m., local time, at Connetics' offices at 3294 WEST BAYSHORE ROAD, PALO ALTO, CALIFORNIA.

     The meeting notice and the Proxy Statement that follow set forth information about what business will be taken care of at the meeting and who has been nominated for election to the Board of Directors.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting in person, we hope that you will vote on the matters to be considered and sign, date and return your proxy in the enclosed envelope as promptly as possible (if possible, by no later than May 10, 2001). If you decide to attend the Annual Meeting and wish to vote in person, please notify the Secretary of Connetics and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE, AND RETURN THE ENCLOSED PROXY, OR ATTEND THE ANNUAL MEETING IN PERSON.

                                          Sincerely yours,

                                          [THOMAS WIGGINS SIGNATURE]
                                          Thomas G. Wiggans
                                          President and Chief Executive Officer
Palo Alto, California
April 9, 2001

                             YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT ALL STOCKHOLDERS BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, TO ASSURE YOUR REPRESENTATION WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING REPLY ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE MEETING. IF YOU ATTEND THE MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                             CONNETICS CORPORATION

                            ------------------------

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

DATE                             Thursday, May 17, 2001
TIME                             9:00 a.m. Pacific Time
PLACE                            3294 West Bayshore Road, Palo Alto, California 94303
ITEMS OF BUSINESS                (1) To elect eight (8) directors to hold office until the
                                 next Annual Meeting and until their successors have been
                                     elected and qualified.
                                 (2) To approve an amendment to the 1995 Director's Stock
                                 Option Plan to increase the number of shares of common stock reserved for issuance under the plan by 200,000 shares.
                                 (3) To ratify the appointment of Ernst & Young LLP as our
                                     independent auditors for the year ending December 31,
                                     2001.
                                 (4) To consider and act upon such other business as may
                                 properly come before the meeting.
RECORD DATE                      Stockholders of record at the close of business on March 23,
                                 2001 are entitled to vote at the meeting
ANNUAL REPORT                    Connetics' 2000 annual report, which is not a part of the
                                 proxy soliciting material, is enclosed.

                                          On behalf of the Board of Directors

                                          /s/ KATRINA J. CHURCH
                                          Katrina J. Church,
                                          Secretary
Palo Alto, California
April 9, 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
GENERAL INFORMATION.........................................    1
  What is the purpose of the annual meeting?................    1
  Can I change my vote after I return my proxy card?........    1
  Who is entitled to vote?..................................    1
  How do I vote?............................................    1
  How do proxies work?......................................    1
  What constitutes a quorum?................................    1
  What are the Board's recommendations?.....................    2
  What vote is required to approve each proposal?...........    2
MATTERS TO BE ACTED UPON....................................    2
  PROPOSAL 1 -- ELECTION OF DIRECTORS.......................    2
  PROPOSAL 2 -- APPROVAL OF AMENDMENT TO DIRECTORS' PLAN....    4
  PROPOSAL 3 -- RATIFICATION OF SELECTION OF INDEPENDENT
     AUDITORS...............................................    6
  OTHER BUSINESS............................................    7
GOVERNANCE OF THE COMPANY...................................    7
  Board Meetings and Committees.............................    7
  Compensation Committee Interlocks and Insider
     Participation..........................................    8
  Report of the Audit Committee.............................    8
STOCK OWNERSHIP.............................................   10
EXECUTIVE COMPENSATION AND RELATED INFORMATION..............   13
  Executive Compensation Summary Table......................   13
  Option Grants for 2000....................................   14
  Aggregated Option Exercises for 2000 and Option Values on
     December 29, 2000......................................   14
  Certain Relationships and Related Transactions............   15
  Report of the Compensation Committee on Executive
     Compensation...........................................   16
STOCK PERFORMANCE GRAPH.....................................   18
ADDITIONAL INFORMATION......................................   18
  Section 16(a) Beneficial Ownership Reporting Compliance...   18
  Who pays for solicitation of proxies?.....................   18
  Stockholder Proposals for the 2002 Annual Meeting.........   19
  Documents Incorporated by Reference.......................   19
APPENDIX A -- CHARTER OF THE AUDIT COMMITTEE................  A-1

                             CONNETICS CORPORATION
                                PROXY STATEMENT

     We are providing this proxy statement and the enclosed proxy card to you on behalf of the Board of Directors of Connetics Corporation. The Board of Directors requests that you allow the proxies named in the proxy card to represent your shares at the Annual Meeting, and at any meeting following the adjournment or postponement of the Annual Meeting.

                              GENERAL INFORMATION

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     The accompanying Notice of Annual Meeting of Stockholders summarizes the specific proposals to be considered and acted upon at the meeting. Each proposal is described in more detail in this Proxy Statement.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting, or by notifying our Corporate Secretary in writing at 3294 West Bayshore Road, Palo Alto, California 94303.

WHO IS ENTITLED TO VOTE?

     We are first mailing these proxy materials on or about April 9, 2001. You are entitled to vote at the Annual Meeting if our stockholder records on March 23, 2001 (the record date) showed that you owned Connetics common stock as of the close of business on such date. As of March 23, 2001, there were 29,761,379 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote for each matter properly brought before the meeting. The enclosed proxy card shows the number of shares you are entitled to vote. As of the close of business on the record date, Connetics had approximately 195 stockholders of record.

HOW DO I VOTE?

     You may vote in person at the meeting or by using the enclosed proxy card. Our Board of Directors recommends that you vote by proxy even if you plan to attend the meeting.

HOW DO PROXIES WORK?

     The Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director nominees. You may also vote for or against the other proposals or abstain from voting. If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director nominees, in favor of the amendment to the 1995 Directors' Stock Option Plan, and in favor of the appointment of Ernst & Young LLP as auditors.

WHAT CONSTITUTES A QUORUM?

     To carry on the business of the meeting, there must be a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. All proxies representing shares that are entitled to vote at the meeting will be counted toward establishing a quorum, regardless of whether such proxies contain abstentions or broker non-votes.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     The Board of Directors recommends that you vote FOR each of proposals 1, 2 and 3.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

     All valid proxies received prior to the meeting will be voted. If you specify a choice with respect to any item by marking the appropriate box on the proxy card, the shares will be voted as you specified. If you do not specify a choice, the shares will be voted FOR each of proposals 1, 2 and 3 and, in the proxy holders' discretion, as to other matters that may properly come before the meeting. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes are not considered as present or voting with respect to a matter. The inspector of election appointed for the meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.

     Election of Directors. The eight nominees receiving the highest number of votes will be elected to fill the seats on the Board. Votes withheld from any director will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting, but have no other legal effect upon election of directors under Delaware law.

     Amendment of Existing Plan. Approval of the amendment to the 1995 Directors' Stock Option Plan requires the affirmative vote of the holders of a majority of shares present at the meeting, in person or by proxy, and entitled to vote. If you abstain from voting, the abstention is counted as a vote against the amendment to the Directors' Plan.

     Ratification of Selection of Independent Auditors. Approval of the proposal to ratify the selection of Ernst & Young LLP as our independent auditors requires the affirmative vote of the holders of a majority of shares present at the meeting, in person or by proxy, and entitled to vote. If you abstain from voting, the abstention is counted as a vote against the proposal.

                            MATTERS TO BE ACTED UPON

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     At the meeting, the stockholders will elect eight directors to serve until the next meeting and until their successors are elected and qualified, or until they die, resign, or are removed from office. We will vote all proxies we receive FOR the nominees listed below unless the proxy includes written instructions otherwise. If any nominee is unable to or declines to serve as a director at the time of the meeting, we will vote the proxies for an additional nominee who the current Board of Directors will designate to fill the vacancy. As of the date of this Proxy Statement, we are not aware of any nominee who is unable or will decline to serve as director.

     All of the eight nominees are currently directors of Connetics. If additional persons are nominated for election as directors, we intend to vote all proxies received in a manner that will ensure the election of as many of the nominees listed below as possible, and, in such event, the proxy holder(s) will determine the specific nominees to be voted for. In any event, the proxy holders cannot vote for more than eight persons. The term of office of each person elected as a director will continue until the next Annual Meeting or until his successor has been elected and qualified.

DIRECTORS STANDING FOR ELECTION

     The names of the nominees, and certain information about them, are set forth below:

ALEXANDER E. BARKAS, PH.D.                                   DIRECTOR SINCE 1993

     Dr. Barkas, 53, served as our Chairman of the Board of Directors from January 1994 to October 1995. He served as our Chief Executive Officer from January 1994 to August 1994. Dr. Barkas has been a Managing Partner of Prospect Venture Partners, a venture capital investment firm, since June 1997. He was previously a partner with Kleiner Perkins Caufield & Byers, a venture capital investment firm, from September 1991 to June 1997. Dr. Barkas serves as Chairman of the Board of Directors of Geron Corporation and as a director of several private medical technology companies.

EUGENE A. BAUER, M.D.                   DIRECTOR FROM 1993 - 1995 AND SINCE 1996

     Dr. Bauer, 58, is the Vice President for the Stanford University Medical Center. He was Dean of the Stanford University School of Medicine from 1995 through 2000. He has been Professor, Department of Dermatology, Stanford University School of Medicine since 1988, and was Chief of the Dermatology Service at Stanford University Hospital from 1988 to 1995. From 1982 to 1988, he was a professor at Washington University School of Medicine from 1982 to 1988. He has served as chairman of two National Institutes of Health study sections of the National Institute of Arthritis and Musculoskeletal and Skin Diseases and has served on a board of scientific counselors for the National Cancer Institute. Dr. Bauer is currently a director of Lucile Packard Children's Hospital and of Stanford Hospital and Clinics. He also serves as a director of three private companies.

JOHN C. KANE                                                 DIRECTOR SINCE 1997

     Mr. Kane, 61, joined Cardinal Health, Inc., a healthcare services provider, as President and Chief Operating Officer in March 1993. Prior to joining Cardinal, Mr. Kane served in various operational and management positions at Abbott Laboratories for 19 years, most recently as President of Ross Laboratories Division. Mr. Kane is a director of Cardinal Health, Inc. and Greif Bros. Corporation, both public companies. Mr. Kane also serves as a director for a private company and serves on several medical advisory councils and educational foundations.

THOMAS D. KILEY                                              DIRECTOR SINCE 1993

     Mr. Kiley, 57, has been self-employed since 1988 as an attorney, consultant and investor. From 1980 to 1988, he was an officer of Genentech, serving variously as Vice President and General Counsel, Vice President for Legal Affairs and Vice President for Corporate Development. From 1969 to 1980, he was with the law firm of Lyon & Lyon, where he was a partner from 1975 to 1980. Mr. Kiley is also a director of Geron Corporation and certain private biotechnology and other companies.

GLENN A. OCLASSEN                                       DIRECTOR SINCE JAN. 2001

     Mr. Oclassen, 58, joined our board in January 2001. Mr. Oclassen worked at Allergan from 1971 to 1977 where he was Director of Marketing for OTC ophthalmic products, and General Manager of the Dermatology Division. In 1977, Mr. Oclassen founded the Neutrogena Dermatologics Division of Neutrogena Corp. and served as President until 1982. In 1985, he founded Oclassen Pharmaceuticals, Inc., which was acquired by Watson Pharmaceuticals in 1997. Mr. Oclassen is also a director of Procyte Corporation and of a private company.

LEON E. PANETTA                                              DIRECTOR SINCE 2000

     Mr. Panetta, 62, has served as a director of Connetics since March 2000. Mr. Panetta is the Director along with his wife Sylvia of the Panetta Institute for Public Policy at California State University at Monterey Bay and is a member of the international advisory board of Fleishman-Hillard. From 1994 to 1997, he served as White House Chief of Staff. Before his appointment as White House chief of staff, Mr. Panetta served as Director of the White House Office of Management and Budget, having been confirmed by the Senate for that job on January 21, 1993. Prior to 1993, Mr. Panetta was a U.S. Representative for eight full terms. Mr. Panetta has a B.A. from Santa Clara University, and a J.D. from Santa Clara University Law School. Mr. Panetta is also a director of several private companies and not-for-profit organizations.

G. KIRK RAAB                                                 DIRECTOR SINCE 1995

     Mr. Raab, 65, has served as the Chairman of the Board of Directors since October 1995. From 1985 to January 1990, Mr. Raab served as President, Chief Operating Officer and a Director of Genentech, Inc., and from January 1990 to July 1995, he served as Genentech's President, Chief Executive Officer and a Director. Prior to joining Genentech, Inc. in 1985, Mr. Raab was President, Chief Operating Officer, and a Director of Abbott Laboratories, and before that, held executive positions with Beecham Group, A.H. Robins and Pfizer, Inc. He is also Chairman of Oxford Glycosciences UK Ltd. and a director of Applied Imaging Inc., as well as four private biotechnology companies.

THOMAS G. WIGGANS                                            DIRECTOR SINCE 1994

     Mr. Wiggans, 49, has served as President, Chief Executive Officer and as a director of Connetics since July 1994. From February 1992 to April 1994, Mr. Wiggans served as President and Chief Operating Officer of CytoTherapeutics, a biotechnology company. From 1980 to February 1992, Mr. Wiggans served in various positions at Ares-Serono Group, a pharmaceutical company, including President of its U.S. pharmaceutical operations and Managing Director of its U.K. pharmaceutical operations. From 1976 to 1980 he held various sales and marketing positions with Eli Lilly & Co., a pharmaceutical company. He is currently a director of the Biotechnology Industry Organization (BIO), and a member of its Emerging Company Section. He is also Chairman of the Biotechnology Institute, a non-profit educational organization. He is also a director of Paladin Labs, a public Canadian pharmaceutical company. Mr. Wiggans received a B.S. in Pharmacy from the University of Kansas and an M.B.A. from Southern Methodist University.

                                 PROPOSAL NO. 2

                    APPROVAL OF AMENDMENT TO DIRECTOR'S PLAN

DESCRIPTION OF THE PLAN

     At the meeting, we are asking our stockholders to approve an amendment to our 1995 Directors' Stock Option Plan (the "Directors' Plan") to increase the number of shares of our common stock reserved for issuance under the Directors' Plan by 200,000 shares to an aggregate of 600,000 shares.

GENERAL

     The Directors' Plan provides for the grant of non-qualified stock options to our non-employee directors ("Outside Directors"). The purposes of the Directors' Plan are to attract and retain the best available personnel for service as directors of Connetics, to provide additional incentive to our non-employee directors to serve as directors, and to encourage their continued service on the Board.

     The Directors' Plan was adopted by the Board of Directors in December 1995 and approved by our stockholders in January 1996. The Directors' Plan was amended in February 1999. In February 2001, our Board of Directors approved an amendment to the Directors' Plan to increase the number of shares of our common stock reserved for issuance under the Directors' Plan by 200,000 shares to an aggregate of 600,000 shares, for which stockholder approval is requested.

     As of March 23, 2001, options for 240,000 shares were outstanding under the Directors' Plan, no shares had been issued pursuant to the exercise of options granted under the plan, and 137,500 shares remained available for future grants. Shares not purchased under an option before it expires will be available for future option grants under the Directors' Plan. As of March 23, 2001, the aggregate fair market value of shares subject to outstanding options under the Directors' Plan was $1,893,540 based upon the closing price of our common stock on that date as reported on The Nasdaq Stock Market. In 2000, a total of 82,500 options with a weighted average exercise price of $9.818 per share were granted under the Director's Plan to our current non-employee directors. The actual benefits, if any, to the holders of stock options issued under the Directors' Plan are not determinable prior to exercise as the value, if any, of such stock options to their holders is represented by the difference between the market price of a share of our common stock on the date of exercise and the exercise price of a holder's stock option, as set forth below.

     The Directors' Plan is not a qualified deferred compensation plan under
Section 401(a) of the Internal Revenue Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

ADMINISTRATION

     The Directors' Plan is designed to work automatically and not to require administration. To the extent administration is necessary, however, it will be provided by the Board of Directors.

ELIGIBILITY

     Options may be granted only to Outside Directors. An Outside Director who has been granted an option may, if he or she is otherwise eligible, be granted additional options under Connetics' 2000 Stock Plan.

TERMS OF OPTIONS

     The Directors' Plan provides that each person who first becomes an Outside Director of Connetics after the effective date of the Directors' Plan, will be granted a non-qualified stock option to purchase 30,000 shares of our common stock (the "First Option") on the date on which the optionee first becomes an Outside Director. Thereafter, on the date of each Annual Meeting of stockholders at which non-employee directors are elected to the Board, each person so elected (including directors who were not eligible for a First Option) shall be granted an additional option to purchase 7,500 shares of common stock (a "Subsequent Option") if he or she has served on our Board of Directors for at least six months prior to the date of such Annual Meeting. Effective upon reelection in May 2001, the amount of the Subsequent Option has been increased from 7,500 shares to 10,000 shares.

     The Directors' Plan currently provides that the maximum number of shares for which options may be granted under the Directors' Plan is 400,000 (the "Pool"). However, the Directors' Plan does not specify a maximum or minimum number of shares for which options may be granted to any one non-employee director so long as the total number of shares so granted does not exceed the Pool. Options granted under the Directors' Plan are not transferable by the optionee other than by will or the laws of descent or distribution or pursuant to a qualified domestic relations order. Each option is exercisable, during the lifetime of the optionee, only by such optionee or permitted transferee.

     Options granted under the Directors' Plan have a term of ten years. The Directors' Plan provides that the First Option granted under the plan shall become exercisable in installments as to 25% of the total number of shares subject to the First Option on each of the first, second, third and fourth anniversaries of the date of grant of the First Option; and each Subsequent Option shall become exercisable in full on the first anniversary of the date of grant of that Subsequent Option. The options will remain exercisable for up to ninety (90) days following the optionee's termination of service as our director, unless such termination is a result of death, in which case the options will remain exercisable for a six-month period, or disability, in which case the options will remain exercisable for a six-month period (or such other period not exceeding twelve months as is determined by the Board).

     The exercise price of each stock option granted under the Directors' Plan must be equal to 100% of the fair market value of a share of our common stock on the date of grant of the option. The fair market value per share is calculated as the mean of the bid and asked prices of the common stock in the over-the-counter market on the date of grant, as reported in The Wall Street Journal or, if our common stock is traded on the

Nasdaq Stock Market or listed on a stock exchange, the fair market value per share is the closing price on such system or exchange on the date of grant of the option, as reported in The Wall Street Journal.

MERGER OR SALE OF ASSETS

     The Directors' Plan provides that, in the event of the dissolution or liquidation of Connetics, a merger of Connetics with or into another corporation in which we are not the surviving corporation, a sale of all or substantially all of our assets, or any other capital reorganization in which more than 50% of our shares entitled to vote are exchanged, we shall give to each non-employee director either (i) a reasonable time within which to exercise the option in its entirety (including as to shares which would not otherwise be exercisable) prior to the effectiveness of any such transaction at the end of which time the option shall terminate, or (ii) the right to exercise the option in its entirety (or receive a substitute option with comparable terms) as to an equivalent number of shares of stock of the corporation succeeding Connetics or acquiring its business by reason of any such transaction.

AMENDMENT AND TERMINATION

     The Board of Directors may amend or terminate the Directors' Plan, provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation) we must obtain approval of the stockholders to such amendments to the extent required by such law or regulation. The provisions regarding the grant of options under the Directors' Plan may be amended only once in any six month period, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     If not terminated earlier, the Directors' Plan will terminate in December 2005.

REQUIRED VOTE

     The approval of the amendment to the Directors' Plan to increase the number of shares reserved for issuance under the Directors' Plan by 200,000 shares requires the affirmative vote of the holders of a majority of the shares of our common stock present at the meeting in person or by proxy and entitled to vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the approval of the amendment to the Directors' Plan and the reservation of shares for issuance under the plan. If you abstain from voting, the effect is the same as if you voted against the approval of the adoption of the amendment to the plan.

                                 PROPOSAL NO. 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Ernst & Young LLP served as our independent auditors for the year ended December 31, 2000. The Board of Directors has selected that firm to continue in this capacity for 2001. We are asking our stockholders to ratify the selection by the Board of Directors of Ernst & Young LLP, as independent auditors, to audit our accounts and records for the year ending December 31, 2001, and to perform other appropriate services. A representative of Ernst & Young LLP is expected to be present at the meeting to respond to stockholders' questions, and if he or she so desires, will be given an opportunity to make a brief statement.

FEES BILLED BY ERNST & YOUNG LLP DURING 2000

     Audit Fees: Audit fees billed to us by Ernst & Young LLP during 2000 for review of our annual financial statements and the financial statements included in our quarterly reports on Form 10-Q totaled $140,075.

     Financial Information Systems Design and Implementation Fees: We did not engage Ernst & Young LLP to provide services to us regarding financial information systems design and implementation during 2000.

     Other Audit Related Fees: Fees billed to us by Ernst & Young LLP during 2000 for all other audit services, including SEC filings, comfort letters and accounting questions, totaled $112,017.

     All Other Fees: Fees billed to us by Ernst & Young LLP during 2000 for all other non-audit services rendered to us, including tax related services, total $20,898.

REQUIRED VOTE

     Approval of the proposal to ratify the selection of Ernst & Young LLP as our independent auditors requires the affirmative vote of the holders of a majority of shares present at the meeting, in person or by proxy, and entitled to vote. If you abstain from voting, the abstention is counted as a vote against the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS.

     The Board of Directors recommends a vote FOR the ratification of the selection of Ernst & Young LLP. If a majority of the shares voted at the meeting do not vote for the ratification, the Board of Directors will reconsider its selection. Under all circumstances, the Board of Directors retains the corporate authority to change the auditors at a later date.

                                 OTHER BUSINESS

     We do not intend to present any business at the meeting that we have not described in this proxy statement. The enclosed proxy form confers discretionary authority upon the persons designated to vote the shares represented by the proxy, to vote such shares in accordance with their best judgment with respect to all matters that may come before the meeting in addition to the scheduled items of business. Examples of such matters are any shareholder proposal omitted from the Proxy Statement pursuant to the rules of the Securities and Exchange Commission, and matters incident to the conduct of the meeting. As of March 23, 2001, we were not aware of any other matter that may properly be presented for action at the meeting, but the enclosed proxy confers the same discretionary authority with respect to any such other matter.

                           GOVERNANCE OF THE COMPANY

BOARD MEETINGS AND COMMITTEES

HOW OFTEN DID THE BOARD MEET DURING 2000?

     Our Board of Directors held four (4) regular meetings during the year ended December 31, 2000 and four (4) telephonic meetings. All current directors attended at least 75% of the total meetings of the Board and the Board Committees of which they were members during 2000, except that Dr. Bauer attended five (5) of the eight (8) meetings during the year.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     The Compensation Committee of the Board of Directors reviews and approves the compensation and benefits for our executive officers, administers our stock purchase and stock option plans and makes recommendations to the Board of Directors regarding such matters. The committee is currently composed of Mr. Kane and Dr. Barkas. The Compensation Committee held six (6) meetings in 2000.

     The Audit Committee of the Board of Directors reviews the results and scope of the audit and other services provided by our independent accountants. In 2000, the Audit Committee was composed of Dr. Barkas, Mr. Kiley, and Mr. Raab. The Audit Committee held five (5) meetings in 2000. Effective January 1, 2001, Mr. Raab is no longer a member of the audit committee. Mr. Kane will replace Mr. Raab. Dr. Barkas and Messrs. Kiley and Kane are independent directors as defined in Rule 4200(a)(14) of the National Association of Securities Dealers listing standards.

     The Nominating Committee of the Board of Directors evaluates and recommends candidates to serve on our Board. The Nominating Committee will also consider nominees recommended by stockholders. Recommendations for our Annual Meeting of Stockholders to be held in 2002 must be submitted in writing to our Corporate Secretary at 3294 West Bayshore Road, Palo Alto, California 94303. Such recommendations must include the name, address and principal business occupation of the candidate for the last five years and must be received by the Corporate Secretary on or before November 30, 2001. The Nominating Committee is composed of Mr. Raab and Mr. Wiggans. The Nominating Committee held three (3) meetings in 2000.

HOW ARE DIRECTORS COMPENSATED?

     Cash Compensation. We pay non-employee directors an annual retainer of $15,000 when they are reelected to the Board, plus $2,000 per meeting attended. We pay $250 additional fees for serving on each committee of the Board. We reimburse directors for out-of-pocket expenses they incur in connection with attending Board meetings. Each director may elect to receive the $15,000 retainer in the form of our common stock or an option to purchase our stock.

     Stock Options. Non-employee directors automatically receive options to purchase shares of our common stock pursuant to the terms of our 1995 Directors' Stock Option Plan. The initial non-statutory stock option to purchase 30,000 shares of common stock (the "First Option") is granted on the date on which the optionee first becomes a director. In each year that the director is reelected, the director receives an option to purchase 7,500 shares of common stock (a "Subsequent Option") if, on such date, he has served on our Board of Directors for at least six months. Effective upon reelection to the Board in May 2001, the amount of the Subsequent Option is increased from 7,500 shares to 10,000 shares.

     The First Option is exercisable in four equal installments on each of the first, second, third and fourth anniversaries of the date of grant. Each Subsequent Option is exercisable in full on the first anniversary of the date of grant of that Subsequent Option. The exercise price of all stock options granted under the Directors' Plan is equal to the fair market value of a share of our common stock on the date of grant.

     Consulting Agreements. We have consulting agreements with Messrs. Raab, Panetta, Bauer and Oclassen pursuant to which we pay each of them in addition to the compensation they receive as directors of Connetics. See "Certain Relationships and Related Transactions."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Kane and Dr. Barkas are members of the Compensation Committee. Neither of these individuals was at any time during the year ended December 31, 2000 or at any other time an officer or employee of Connetics, except that Dr. Barkas was an officer of Connetics in 1994 and 1995, as described above.

     None of our executive officers serves on the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

     The audit committee oversees our financial reporting process on behalf of our Board of Directors, and operates under a written charter adopted by the Board of Directors in June 2000. The charter sets out the audit related functions the committee is to perform. You can find a copy of that charter attached to this proxy statement as Appendix A.

     The current committee members are Directors Barkas, Kiley and Kane. Mr. Kane replaced Mr. Raab, who served on the committee during 2000. During 2000, the audit committee met on five (5) occasions. The directors who currently serve on the committee are all "independent" for purposes of Nasdaq listing standards. That is, the Board of Directors has determined that none of us has a relationship to Connetics that may interfere with our independence from Connetics and its management.

     The functions of the audit committee are to review and advise the Board on:

     - The adequacy of the company's internal controls and financial reporting process and the reliability of the company's financial statements;

     - The independence and performance of the company's internal auditors and independent auditors; and

     - The company's compliance with legal and regulatory requirements.

     Management has the primary responsibility for the financial statements and the overall reporting process, including the system of internal controls.

     In this context, we have met and held discussions with management and the independent auditors. Management has represented to us that Connetics' consolidated financial statements were prepared in accordance with generally accepted accounting principles. We have reviewed and discussed the audited consolidated financial statements with management and the independent auditors, including a discussion of the quality -- not just the acceptability -- of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures.

     We have discussed with the independent auditors matters required to be disclosed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). We also discussed with Ernst & Young LLP that firm's independence from Connetics and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independent Discussion With Audit Committee), and have considered the compatibility of the auditors' independence with using Ernst & Young LLP for non-audit services.

     We also discussed with our independent auditors the overall scope and plans for their audit. We met with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the company's internal controls, and the overall quality of our financial reporting.

     Based on these reviews and discussions, we recommended to the Board of Directors that the audited consolidated financial statements be included in Connetics' annual report on Form 10-K for the year ended December 31, 2000. We have also recommended to the Board that, subject to stockholder approval, Ernst & Young LLP be appointed as our independent auditors.

                     SUBMITTED BY THE 2000 AUDIT COMMITTEE:
                              ALEXANDER E. BARKAS
                                THOMAS D. KILEY
                                  G. KIRK RAAB

                                STOCK OWNERSHIP

 Who are the largest owners of our stock, and how much stock do our directors and officers own?

     The following table sets forth certain information we know with respect to the beneficial ownership of our common stock as of March 23, 2001 by (a) all persons who are beneficial owners of five percent or more of our common stock,
(b) each director and nominee, (c) each of our Named Officers (as defined on page 13), and (iv) all current directors and executive officers as a group.

     Beneficial ownership is determined in accordance with the rules and regulations of the SEC and generally includes voting or investment power with respect to securities. Except as indicated otherwise in the footnotes below, and subject to community property laws where applicable, we believe based on information furnished by them that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

                                                               NUMBER          PERCENTAGE OF
                                                                 OF               SHARES
                            NAME                               SHARES           OUTSTANDING
 Wellington Management Company, LLP                           4,130,100(1)(2)      13.9%
   75 State Street
   Boston, Massachusetts 02109
 Wellington Trust Company, NA                                 1,854,900(2)          6.2%
   75 State Street
   Boston, Massachusetts 02109
 Credit Suisse First Boston                                   2,763,628(3)          9.1%
   11 Madison Avenue
   New York, New York 10010
 Nevis Capital Management, Inc.                               2,432,855(4)          8.2%
   1119 St. Paul Street
   Baltimore, Maryland 21202
 BVF, LP                                                      1,883,000(5)          6.3%
   227 W. Monroe Street, Suite 4800
   Chicago, Illinois 60606
 Thomas G. Wiggans                                              555,394(6)          1.9%
 Alexander E. Barkas, Ph.D.                                     443,064(7)          1.5%
 G. Kirk Raab                                                   334,958(8)          1.1%
 John L. Higgins                                                219,608(9)            *
 Thomas D. Kiley                                                170,870(10)           *
 Brian H. Dovey                                                 134,557(11)           *
 Eugene A. Bauer, M.D.                                          121,550(12)           *
 C. Gregory Vontz                                                83,657(13)           *
 Katrina J. Church                                               83,612(14)           *
 John C. Kane                                                    74,833(15)           *
 Robert G. Lederer                                               53,200(16)           *
 Glenn A. Oclassen                                               28,158(17)           *
 Leon E. Panetta                                                 10,658(18)           *

 All directors and executive officers as a group (14          2,319,343(19)         7.5%
   persons)

  *  Less than 1% based on 29,761,379 outstanding at March 23, 2001.

 (1) As reported on a Schedule 13G/A filed with the SEC on or about February 13, 2001. Represents 4,130,100 shares as to which Wellington Management Company, LLP has shared dispositive power, and 3,659,500 shares as to which Wellington Management Company LLP has shared voting power, with the unnamed beneficial owners, who are clients of Wellington Management Company, LLP. Includes shares held by Wellington Trust Company, NA. See Footnote 2.

 (2) These shares are also reported under Footnote 1. As reported on a Schedule 13G filed with the SEC on or about February 13, 2001. Represents 1,854,900 shares as to which Wellington Trust Company, NA has shared voting and dispositive power with the unnamed beneficial owners, who are clients of Wellington Trust Company, NA.

 (3) As reported on a Schedule 13G/A filed with the SEC on or about February 14, 2001, as to which Credit Suisse First Boston holds shared voting and dispositive power. The affiliated companies covered by the Schedule 13G/A and the shares they are reported to hold are:

     - 1,146,200 shares held by Sprout Capital VII, L.P.,
     - 521,618 shares held by Sprout Growth II, L.P.,
     - 267,119 shares held by Sprout Capital VI, L.P.,
     - 132,621 shares held by DLJ First ESC LLC,
     - 68,823 shares held by DLJ Capital Corporation, and
     - 7,412 shares held by Sprout CEO Fund L.P.

     Also includes a total of 619,835 shares issuable upon the exercise of warrants that are exercisable on or before May 15, 2001, (warrants expire May 15, 2001) as follows:

     - 298,201 shares issuable upon exercise of warrants held by Sprout Capital VII, L.P.,
     - 243,790 shares issuable upon exercise of warrants held by Sprout Growth II, L.P.,
     - 61,984 shares issuable upon exercise of warrants held by DLJ First ESC
       LLC,
     - 12,396 shares issuable upon exercise of warrants held by DLJ Capital Corporation, and
     - 3,464 shares issuable upon exercise of warrants held by Sprout CEO Fund, L.P.

 (4) As reported on a Schedule 13G filed with the SEC on or about March 21, 2001.

 (5) As reported on a Schedule 13G filed with the SEC on or about February 14, 2001. Represents:

     - 837,406 shares beneficially owned by BVF Investments, L.L.C. ("Investments"); and
     - 607,700 shares beneficially owned by Biotechnology Value Fund, L.P.
       ("BVF")
     - 353,944 shares beneficially owned by Biotechnology Value Fund II, L.P. ("BVF2"), and
     - 83,950 shares beneficially owned by certain managed accounts (see below).

     As to all of the 1,883,000 shares (the total number of shares beneficially owned collectively by the BVF entities), BVF Partners L.P. ("Partners") and BVF Inc. ("BVF Inc.") share voting and dispositive power. Individually, BVF, BVF2 and Investments beneficially own 607,700, 353,944 and 837,950 respectively. Additionally, Partners and BVF Inc. shares voting and dispositive power over the shares they beneficially own with certain managed accounts, on whose behalf Partners purchased such shares. None of these managed accounts individually owns more than 5% of the outstanding common stock of Connetics.

 (6) Mr. Wiggans' total includes 341,111 options to purchase shares of common stock that will be exercisable on or before May 22, 2001. Also includes 10,490 shares held by Mr. Wiggans' spouse, and 14,986 shares held in trust for Mr. Wiggans' children. Mr. Wiggans disclaims beneficial ownership of the shares held in trust.

 (7) Dr. Barkas' total includes 11,855 warrants and 30,000 options to purchase shares of common stock that will be exercisable on or before May 22, 2001. Also includes 25,985 shares of common stock owned by Lynda L. Wijcik, spouse of Dr. Barkas.

 (8) Mr. Raab's total includes 270,575 options to purchase shares of common stock that will be exercisable on or before May 22, 2001.

 (9) Mr. Higgins' total includes options to purchase 151,368 shares of common stock that will be exercisable on or before May 22, 2001. Also includes 250 shares of common stock held by Mr. Higgins' wife.

(10) Mr. Kiley's total includes 62,447 shares held in the Thomas D. and Nancy L.M. Kiley Revocable Trust under Agreement dated August 7, 1981, and 10,000 shares held in The Kiley Family Partnership of which Mr. Kiley is a trustee. Also includes 7,500 options to purchase shares of common stock that will be exercisable on or before May 22, 2001.

(11) Mr. Dovey's total includes 62,325 shares issuable upon exercise of warrants held by Domain Partners III, L.P. and DP III Associates, L.P. that are exercisable on or before May 15, 2001, and as to which Mr. Dovey disclaims beneficial ownership except to the extent of his pecuniary interest in such shares. Also includes 12,000 shares held in the Brian H. Dovey and Elizabeth Hartzell Dovey Family Foundation. Also includes options to purchase 42,647 shares of common stock that will be exercisable on or before May 22, 2001. Mr. Dovey will not stand for re-election as a director at the meeting.

(12) Dr. Bauer's total includes 41,250 options to purchase shares of common stock that will be exercisable on or before May 22, 2001.

(13) Mr. Vontz's total reflects 74,063 options exercisable on or before May 22, 2001.

(14) Ms. Church's total includes options to purchase 55,312 shares of common stock that will be exercisable on or before May 22, 2001.

(15) Mr. Kane's total includes options to purchase 52,500 shares of common stock that will be exercisable on or before May 22, 2001.

(16) Mr. Lederer's total includes options to purchase 49,125 shares of common stock that will be exercisable on or before May 22, 2001.

(17) Mr. Oclassen's total includes options to purchase 25,000 shares of common stock that will be exercisable on or before May 22, 2001.

(18) Mr. Panetta's total includes options to purchase 7,500 shares of common stock that will be exercisable on or before May 22, 2001.

(19) See footnotes 6 through 18. The total includes options and warrants to purchase an aggregate of 2,319,343 shares of common stock that will be exercisable on or before May 22, 2001 by all of the executive officers and non-employee directors as a group.

                             EXECUTIVE COMPENSATION
                            AND RELATED INFORMATION

     The following table sets forth certain compensation that we paid during each of the three years ended December 31, 2000, to our Chief Executive Officer and four other most highly compensated executive officers during fiscal 2000 (collectively, the "Named Officers"):

                      EXECUTIVE COMPENSATION SUMMARY TABLE

                                                                          LONG-TERM COMPENSATION
                                                        ANNUAL          ---------------------------
                                                     COMPENSATION       RESTRICTED    NO. OF SHARES
                                                  -------------------      STOCK       UNDERLYING        ALL OTHER
        NAME AND PRINCIPAL POSITION        YEAR    SALARY     BONUS     AWARD(S)($)    OPTIONS(#)     COMPENSATION(1)

  Thomas G. Wiggans                        2000   $400,000   $150,000          --        175,000          $ 6,549(2)
  President and Chief Executive Officer    1999   $337,584   $120,000    $334,075        100,000          $ 2,446
                                           1998   $315,000   $100,000          --        150,000          $ 4,577

  John L. Higgins                          2000   $250,000   $ 75,000          --         90,000          $ 2,145
  Exec. Vice President, Finance and        1999   $210,244   $ 56,700          --         30,000          $22,675(3)
  Administration; Chief Financial Officer  1998   $190,000   $ 50,000          --         60,000          $ 3,319(4)

  C. Gregory Vontz(5)                      2000   $235,417   $ 87,500          --        121,390          $ 2,218
  Exec. Vice President, Chief              1999   $ 14,567         --          --        108,610(6)       $35,018(7)
  Operating Officer                        1998        N/A        N/A          --            N/A              N/A

  Robert G. Lederer(8)                     2000   $225,000   $ 69,700          --          5,000          $67,603(9)
  Sr. Vice President, Commercial           1999   $225,000   $ 33,750          --         30,000          $75,846(10)
  Operations                               1998   $ 92,814   $ 25,000          --        110,000          $38,025(11)

  Katrina J. Church(12)                    2000   $218,875   $ 61,276          --         65,000          $ 2,127(13)
  Senior Vice President, Legal Affairs     1999   $184,012   $ 37,000          --         30,000          $ 2,155
  General Counsel and Secretary            1998   $ 89,577   $ 27,000          --            N/A          $   467(14)

 1. Except as otherwise indicated, "other compensation" represents premiums paid by Connetics for group term life insurance. "Other compensation" also includes a company match for 401(k) plans of $1,713 in 2000, $1,773 in 1999, and $1,059 in 1998.

 2. Also includes airfare of $1,666 paid by Connetics for Mr. Wiggans' spouse.

 3. Also includes $884 paid as an incentive travel bonus and debt forgiveness on a loan of $19,707.

 4. Also includes $1,943 paid as an incentive travel bonus.

 5. Mr. Vontz joined Connetics in December 1999. Prior to that time he was a consultant to Connetics. On February 15, 2001, Mr. Vontz was promoted to Chief Operating Officer.

 6. Represents 5000 shares received in December 1999, with 100% vesting and 103,610 shares when he became an employee.

 7. Amount represents $18.00 in group term life and $35,000 as consultant compensation.

 8. Mr. Lederer joined Connetics in July 1998.

 9. Also includes $58,521 debt forgiveness on a loan, and $5,305 airfare paid for Mr. Lederer's spouse.

10. Also includes $43,710 in relocation expenses and debt forgiveness on a loan of $27,885 and $1,418 for the 401(k) match.

11. Also includes $2,089 in rental reimbursement and $35,000 in relocation expenses. Mr. Lederer did not participate in Connetics' 401(k) plan during 1998.

12. Ms. Church joined Connetics in June 1998.

13. Includes $1,711 for the 401(k) match.

14. Includes $260 for the 401(k) match.

OPTION INFORMATION

     The following tables provide certain information with respect to stock options granted to the Named Officers in 2000.

                             OPTION GRANTS FOR 2000

                                                                                POTENTIAL REALIZABLE VALUE
                                                                                  AT ASSUMED ANNUAL RATES
                                  PERCENTAGE OF                                 OF STOCK PRICE APPRECIATION
                     NUMBER OF    TOTAL OPTIONS                                     FOR OPTION TERM(2)
                      OPTIONS      GRANTED TO     EXERCISE PRICE   EXPIRATION   ---------------------------
        NAME         GRANTED(1)     EMPLOYEES       PER SHARE         DATE          5%             10%

  Thomas G. Wiggans   150,000         14.6%           $8.750        01/04/10     $825,424      $2,091,787
                       25,000                         $4.563        10/12/10     $ 71,741      $1,841,806

  John L. Higgins      65,000          7.5%           $8.750        01/04/10     $357,684      $  906,441
                       25,000                         $4.563        10/12/10     $ 71,741      $  181,806

  C. Gregory Vontz     91,390         10.2%           $8.750        01/04/10     $502,903      $1,274,456
                       30,000                         $4.563        10/12/10     $ 86,089      $  218,167

  Robert G. Lederer     5,000          0.4%           $4.564        10/12/10     $ 14,348      $   36,361

  Katrina J. Church    40,000          5.4%           $8.750        01/04/10     $220,113      $  557,810
                       25,000                         $4.563        10/12/10     $ 71,741      $  181,806

(1) These stock options generally become exercisable at a rate of one-fourth of the shares of common stock subject to the option at the end of the first twelve month period after the date of grant and monthly thereafter until the fourth anniversary of grant, as long as the optionee remains an employee with, consultant to, or director of Connetics.

(2) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with SEC rules. The hypothetical value for the options is calculated based on 5% and 10% assumed rates of annual compound stock price appreciation during the option term, as mandated by the SEC. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

                      AGGREGATED OPTION EXERCISES FOR 2000
                                      AND
                       OPTION VALUES ON DECEMBER 29, 2000

                                                                NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                               OPTIONS AT 12/29/00             AT 12/29/00(1)
                           SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
          NAME               ON EXERCISE      REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
 Thomas G. Wiggans             20,000        $ 82,364.00     260,902        298,959       $231,303        $71,712

 John L. Higgins               23,632        $255,521.00     109,285        157,083       $ 54,532        $38,383

 C. Gregory Vontz                  --                 --      53,751        176,249             --             --

 Robert G. Lederer             40,250        $428,090.62      34,542         70,208       $ 16,455        $31,533

 Katrina J. Church                 --                 --      36,250         93,750       $ 23,880        $ 6,450

(1) Based on the closing price of our common stock on December 29, 2000 as reported on the NASDAQ National Market ($4.563 per share), minus the per share exercise price, multiplied by the number of shares underlying the option.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EMPLOYMENT AND CONSULTING AGREEMENTS

     We have a consulting agreement with G. Kirk Raab pursuant to which Mr. Raab serves as a director, consultant and the Chairman of our Board of Directors. Pursuant to that agreement, we pay Mr. Raab a base annual director's fee of $180,000. Since 1995, in connection with the consulting agreement, Mr. Raab has been granted options to purchase 449,950 shares of our common stock with exercise prices ranging from $0.45 to $11.00 per share. These options are in addition to options granted to Mr. Raab in connection with his service as a director.

     Mr. Wiggans serves as our President and Chief Executive Officer pursuant to an employment agreement entered into in June 1994. Pursuant to that agreement, Mr. Wiggans receives an annual base salary, which is reviewed annually, and is eligible for an annual cash bonus based on consideration of his attainment of corporate goals and achievement of key milestones. In addition, Mr. Wiggans acquired 146,142 shares of common stock pursuant to a restricted stock purchase agreement in June 1994. We loaned Mr. Wiggans the money to purchase the shares, pursuant to a Secured Loan Agreement and Promissory Note dated August 1, 1994 and payable on August 1, 1999. All of those shares have been released from Connetics' repurchase option. Mr. Wiggans surrendered existing shares as satisfaction of the loan obligation related to the purchase of these shares. The employment agreement provides for Mr. Wiggans to receive continuation of salary and benefits and continuation of vesting with respect to all of the common stock held by Mr. Wiggans for nine months following the termination of his employment from Connetics other than for cause, and to the payment of premiums on a life insurance policy in the amount of $1,000,000 for the benefit of Mr. Wiggans' family.

     We have a consulting agreement with Glenn Oclassen pursuant to which Mr. Oclassen provides consulting services to us in addition to serving as a director. Pursuant to that agreement, we pay Mr. Oclassen $44,000, and granted him additional stock options to purchase up to 25,000 shares of our common stock in addition to the options granted to him as a director.

     Mr. Lederer serves as an officer of Connetics pursuant to an employment agreement entered into on July 1, 1998. Pursuant to that agreement, Mr. Lederer receives an annual base salary, which is reviewed annually, and is eligible for an annual cash bonus based on consideration of attainment of corporate goals and achievement of key milestones, including corporate sales goals. The employment agreement provides for Mr. Lederer to receive continuation of salary and benefits and continuation of vesting with respect to all of the common stock held by him for six months following the termination of his employment from Connetics other than for cause.

     We have consulting agreements with Dr. Bauer and Mr. Panetta, each of which involves annual compensation of less than $60,000.

LOANS TO CERTAIN EMPLOYEES AND CONSULTANTS

     Between 1997 and 1999 we loaned money to Mr. Wiggans pursuant to two interest-bearing loan agreements for up to $225,000. Both loans were secured by shares of common stock held by Mr. Wiggans. As of December 31, 1999 the balance on both loans was zero. In February 2000, the Board authorized a loan to Mr. Wiggans in the amount of $250,000, at an interest rate equal to 6.2%. The loan is to be forgiven at a rate of $50,000 per year plus accrued interest, on each anniversary of the loan on which Mr. Wiggans is still employed by Connetics. At December 31, 2000, the total balance outstanding was $263,036.99.

     We have loaned money to John L. Higgins, our Executive Vice President, Finance and Administration and Chief Financial Officer, pursuant to a Secured Loan Agreement in the amount $18,000. On May 18, 1999, the Board of Directors forgave the loan granted (for a total forgiveness of $19,707) and authorized another loan to Mr. Higgins in the amount of $18,000, which is secured by shares of common stock issuable upon the exercise of vested options held by Mr. Higgins. The loan bears interest at 5.54% per year, compounded annually. At December 31, 2000, the total balance outstanding was $19,245.17.

     We have loaned money to Robert G. Lederer, our Senior Vice President of Commercial Operations, pursuant to a Secured Loan Agreement for an aggregate of $72,000 over a two-year period. Any loans under the agreement are secured by 110,000 shares of common stock issuable upon the exercise of vested options held by Mr. Lederer. To date, Mr. Lederer has delivered promissory notes as follows: the first note, in the amount of $18,000, bore interest at 5.48% per annum, compounded annually. On July 2, 1999, the Board of Directors forgave the note with accrued interest and principal of $27,885. The second note, in the amount of $18,000, was entered into in February 1999, and bore interest at 6.2% per year. The third note, in the amount of $18,000, was entered into in August 1999, and bore interest at 5.43% per year. On May 10, 2000 the Board of Directors forgave the second and third notes with accrued interest and principal of $58,521.00. At December 31, 2000, the total balance outstanding was $19,000.41.

INVESTMENTS BY CERTAIN STOCKHOLDERS

     In June 2000, we sold an aggregate of 2,010,000 shares of our common stock at a price of $10.00 per share to certain accredited investors in a private placement. As part of this financing, Dr. Barkas purchased 100,000 shares of our common stock for an aggregate price of $1,000,000. Those shares are held in the name of Alexander E. Barkas and Lynda J. Wijick (tenants in common).

OTHER ARRANGEMENTS

     We have agreements with each of our directors and executive officers which provide that in the event of a merger or acquisition of Connetics and another entity, all stock options held by such person will automatically vest in full
(1) unless Connetics is the surviving entity after such transaction and Connetics' stockholders immediately prior to such transaction own a majority of the outstanding securities of the surviving entity, or (2) if, as the result of such transaction, the officer or director's position with Connetics is terminated or his or her responsibilities are adversely changed or reduced without his or her written consent.

     We have entered into indemnification agreements with our officers and directors containing provisions which may require the company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

     We have a distribution agreement with CORD Logistics, Inc. for distribution of our products to our direct customers. Pursuant to the agreement, we pay CORD monthly fixed fees for system access, customer service and financial services, in addition to other per order and fixed fees for distribution, customer services and financial services. CORD is a subsidiary of Cardinal Health, Inc., of which Mr. Kane, one of our directors was the President, Chief Operating Officer and a director until December 31, 2000.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The following Report of the Compensation Committee and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report or the performance graphs by reference in such filings.

     The Compensation Committee of the Board of Directors has general responsibility for establishing the compensation payable to our executive officers and has the sole and exclusive authority to administer our stock option plans under which grants may be made to such individuals.

WHAT IS OUR PHILOSOPHY OF EXECUTIVE OFFICER COMPENSATION?

     Under the supervision of the Compensation Committee, Connetics' compensation policy is designed to attract and retain qualified key executives critical to our growth and long-term success. It is the objective of the Compensation Committee to make a portion of each executive's compensation contingent upon Connetics' performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements:
(i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals which the Compensation Committee establishes from time to time for Connetics or the individual and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and Connetics' stockholders.

     The summary below describes in more detail the factors that the Compensation Committee considers in establishing each of the three primary components of the compensation package provided the executive officers.

     Base Salary. The Committee established annual base salary levels for executives based on competitive survey data, level of experience, position and responsibility, the prior year's corporate performance, the incentives necessary to attract and retain qualified management, and individual recommendations of executive management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

     Cash-Based Incentive Compensation. Cash bonuses are awarded to executive officers on the basis of their success in achieving designated individual goals and our success in achieving specific company-wide goals. Any cash bonuses awarded to the Named Officers in 2001 based on 2000 performance are reflected in the Summary Compensation Table.

     Stock Options. We use stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under our option plans take the form of stock options designed to give the recipient an equity stake in Connetics and thereby closely align his or her interests with those of our stockholders. The factors we consider in making such awards include the individual's position in Connetics, his or her performance and responsibilities, and internal comparability considerations. In addition, the Compensation Committee has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon each individual's position with Connetics and his or her existing holdings of unvested options. However, the Compensation Committee does not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer as it believes the circumstances warrant. Option grants during 2000 to the Named Officers are reflected in the table under "Option Grants in 2000."

HOW IS OUR CHIEF EXECUTIVE OFFICER COMPENSATED?

     In setting the compensation payable during 2000 to our Chief Executive Officer, Thomas G. Wiggans, the Committee used the same factors as described above for the executive officers. The Compensation Committee reviewed Mr. Wiggans' compensation relative to industry comparables and his performance over the last twelve (12) months in achieving our company goals. As a result of this review, in January 2000, Mr. Wiggans received two stock option grants totaling 175,000 shares, as part of a number of grants made to certain of Connetics' employees. Mr. Wiggans was also awarded a bonus in the amount of $150,000 for 2000. Mr. Wiggans' annual base salary was set at $400,000 for 2000.

HOW ARE WE ADDRESSING THE INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION?

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any year to the corporation's Chief Executive Officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. Connetics does not have a policy requiring the Committee to qualify all compensation for deductibility under this provision. The Committee's current view is that any non-deductible amounts will be immaterial to Connetics' financial or tax position, and that Connetics derives substantial benefits from the flexibility provided by the current system, in which the selection and quantification of performance targets are modified from year to year to reflect changing conditions. However, the Committee takes into account the net cost to

Connetics in making all compensation decisions and will continue to evaluate the impact of this provision on its compensation programs.

                 SUBMITTED BY THE 2000 COMPENSATION COMMITTEE:
                                  JOHN C. KANE
                                ALEXANDER BARKAS

                            STOCK PERFORMANCE GRAPH

     The following graph compares total stockholder return on our common stock since February 1, 1996, with the performance of the NASDAQ Composite Index and the Nasdaq Pharmaceutical Index for the same period. The graph assumes that $100 was invested on February 1, 1996, the date of our initial public offering, in each of our common stock, the NASDAQ Composite Index and the Nasdaq Pharmaceutical Index, and that all dividends were reinvested.

                                  [LINE GRAPH]

--------------------------------------------------------------------------------------------------
                                     2/1/96   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
--------------------------------------------------------------------------------------------------
 Connetics Corporation          LOGO  $100      $ 73       $ 27       $ 52       $ 93       $ 41
 NASDAQ Composite Index         LOGO  $100      $121       $149       $210       $390       $234
 NASDAQ Pharmaceutical Index    LOGO  $100      $ 91       $ 94       $120       $226       $281

                             ADDITIONAL INFORMATION

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who hold more than ten percent (10%) of our outstanding common stock (collectively, "Reporting Persons") to file reports with respect to their ownership of and transactions in our securities with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of those reports furnished to us and written representations from certain Reporting Persons that no other reports were required to be filed, we believe that all filing requirements under Section 16(a) for the year ended December 31, 2000 were complied with, except that Mr. Panetta inadvertently filed his Form 3 (Initial Statement of Ownership) late, certain transactions reportable by Mr. Raab on Form 4 (Statement of Changes in Beneficial Ownership) inadvertently were filed late, and certain transactions reportable by Mr. Vontz on Form 5 for fiscal year 1999 (Annual Statement of Changes in Beneficial Ownership) inadvertently were filed late.

WHO PAYS FOR SOLICITATION OF PROXIES?

     We will bear the entire cost of soliciting these proxies, including the preparation, assembly, printing, handling and mailing of the proxy card and related material. We also expect to reimburse brokerage firms and other persons representing beneficial owners of shares for their actual expense in forwarding proxy material to the beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, facsimile, telegraph or personal communication by our directors, officers, regular employees or agents. These persons will receive no extra compensation for their services. We may also use an outside solicitor to assist with the solicitation of proxies. If we were to use an outside solicitor, we would pay that solicitor for its services, the cost of which are not anticipated to be material.

STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Stockholders interested in presenting a proposal for consideration at our 2002 annual meeting of stockholders may do so by submitting proposals to be considered for inclusion no later than December 10, 2001. Such proposals may be included in next year's Proxy Statement and form of proxy if they comply with certain SEC rules and regulations.

DOCUMENTS INCORPORATED BY REFERENCE

     According to the provisions of Schedule 14A under the Securities Exchange Act of 1934, this proxy statement incorporates by reference the section entitled "Our Directors and Executive Officers" from Part III of Connetics' Annual Report on Form 10-K for the year ended December 31, 2000.

                                   **********

                                   APPENDIX A

                             CONNETICS CORPORATION
                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

PURPOSE AND SCOPE OF RESPONSIBILITIES:

     The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of CONNETICS CORPORATION, a Delaware corporation (the "Company"), shall be to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of the Company, to provide the Board with the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the Board's attention.

COMPOSITION:

     The Committee shall be comprised of a minimum of three (3) members of the Board, all of whom shall be independent directors, in accordance with any applicable Nasdaq or SEC rules concerning independence. The members of the Committee and its Chairperson will be appointed by and serve at the discretion of the Board.

FUNCTIONS AND AUTHORITY:

     The operation of the Committee shall be subject to the provisions of the Bylaws of the Company, as in effect from time to time, and to Section 141 of the Delaware General Corporation Law. The Committee shall have the full power and authority to carry out the following responsibilities:

     1. To recommend annually to the full Board the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year.

     2. To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefore, and all other matters the Committee deems appropriate, including the auditors' independence and accountability to the Board and the Committee.

     3. To have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including, without limitation, the policies for recognition of revenues in financial statements.

     4. To review the annual audited financial statements with management, including a review of major issues regarding accounting principles and practices, and evaluate the adequacy of internal controls that could significantly affect the Company's financial statements; and to review the financial statements in the Form 10-K with management and the independent auditors before the 10-K is filed.

     5. To assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and cost effective manner, and to ensure that they understand that they are accountable to the Committee and the Board.

     6. To evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

     7. To review the Company's balance sheet, profit and loss statement and statements of cash flows and stockholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim period.

     8. To review the interim financial statements in the Form 10-Q with management and the independent auditors before the 10-Q is filed.

     9. To review and approve all professional services provided to the Company by its independent auditors and consider the possible effect of such services on the independence of such auditors.

     10. To consult with the independent auditors and discuss with Company management the scope and quality of internal accounting and financial reporting controls in effect.

     11. To investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by management, the independent auditors, employees, officers, members of the Board or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of the Company, or any affiliates of the foregoing.

     12. To oversee the independence of the outside auditors through the receipt of a formal written statement delineating all relationships between the auditors and the Company and active dialogue with the auditors.

     13. To review annually and, if necessary, propose amendments or revisions to the Charter of the Audit Committee to the Board of Directors for approval.

     14. To perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

MEETINGS:

     The Committee will hold at least two (2) regular meetings per year and additional meetings as the Chairperson or Committee deem appropriate. The President and Chief Financial Officer may attend any meeting of the Committee, except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Committee Chairperson.

MINUTES AND REPORTS:

     Written minutes of each meeting of the Committee shall be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairperson of the Committee shall report to the Board from time to time, or whenever so requested by the Board.

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

The Board of Directors recommends a vote FOR each of the directors listed below and a vote FOR the other proposals. This PROXY, when properly executed, will be voted as specified below. THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED BELOW AND FOR THE OTHER PROPOSALS IF NO SPECIFICATION IS MADE.

1. To elect the following directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified:

   Alexander E. ???, Ph.D., Eugene A. Bauer, M.D., John C. Kane, Thomas D. K??, Glenn A. Octassen, Leon E. Panetta, G. Kirk Raab, Thomas G. Wiggans

     FOR  [ ]            [ ] WITHHELD
     ALL                     FROM ALL
   NOMINEES                  NOMINEES

   For all nominees except:

[ ]
   -------------------------

2. To approve amendments to the 1995 Directors' Stock Option Plan.

    FOR [ ]  AGAINST [ ]   ABSTAIN [ ]

3. To ratify the Board of Directors' selection of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2001.

    FOR [ ]  AGAINST [ ]   ABSTAIN [ ]

4. To transact such other business as may properly come before the Annual Meeting of any adjournment or postponement of the Annual Meeting.

    FOR [ ]  AGAINST [ ]   ABSTAIN [ ]

IF YOUR ADDRESS HAS CHANGED, PLEASE MARK HERE AND WRITE CORRECTED ADDRESS TO THE LEFT. [ ]

Please sign the name(s) appearing on each share certificate(s) over which you have voting authority.

Signature:                 Date:       Signature:                 Date:
          -----------------     -------          -----------------     ---------

                                     PROXY

                             CONNETICS CORPORATION

                  Annual Meeting of Stockholders, May 17, 2001

         This Proxy is Solicited on Behalf of the Board of Directors of
                             Connetics Corporation


     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on May 17, 2001 and the Proxy Statement and appoints Thomas G. Wiggans and Katrina J. Church, and each of them, as the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Connetics Corporation (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Company's facilities located at 3284 West Bayshore Road, Palo Alto, California 94303, on Thursday, May 17, 2001 at 9:00 a.m. (the "Annual Meeting"), and at any adjournment or postponement of the Annual Meeting, with the same force and effect as the undersigned might or could do if personally present at the meeting. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.


SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                 SIDE